April 23, 1996




Parker-Hannifin Corporation
17325 Euclid Avenue
Cleveland, Ohio   44112

    Re:   $400,000,000 Aggregate Amount of Senior Debt
          Securities of Parker-Hannifin Corporation

Gentlemen:

          We are acting as counsel for Parker-Hannifin Corporation, an Ohio corporation (the "Company"), in connection with the creation and authorization of the issuance and sale of up to $400,000,000 aggregate amount of Senior Debt Securities (the "Securities"), to be issued pursuant to an Indenture (the "Indenture") to be entered into between the Company and National City Bank, as Trustee (the "Trustee").

          We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion, and based thereupon, but subject to the assumptions and qualifications set forth below, we are of the opinion that:

          1. The Indenture, when duly executed and delivered by the Company and the Trustee, will constitute a valid and binding instrument of the Company.

          2. The Securities have been duly authorized and, when duly executed, authenticated and delivered to and paid for by the purchasers thereof in accordance with the terms of such Securities and this Indenture, will be valid and binding obligations of the Company and will be entitled to the benefits of the Indenture.


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Parker-Hannifin Corporation
April 23, 1996
Page 2



          In rendering the foregoing opinions we have also assumed that (i) the definitive information, including, without limitation, the definitive terms of the Securities, remaining to be completed in the form of Indenture relating to the Securities as filed as Exhibit 4.1 to the Registration Statement filed by the Company to effect registration of the Securities under the Securities Act of 1933 (the "Registration Statement"), will be so completed and the Indenture and Securities will be duly authorized by the Board of Directors of the Company or its designee in such form with such completions, and (ii) the Underwriting Agreement will be executed and delivered by the Company and the Underwriters in substantially the form filed as Exhibit 1.1 to the Registration Statement.

          We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on Form S-3 filed by the Company to effect registration of the Securities under the Securities Act of 1933 and to the reference to us under the caption "Legal Matters" in the Prospectus constituting a part of such Registration Statement.


                                    Very truly yours,


                                    Jones, Day Reavis & Pogue